PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Fourth Quarter and Fiscal Year Ended September 30, 2013

NEW YORK, NY -- (Marketwired - November 14, 2013) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for its fourth quarter and fiscal year ended September 30, 2013.

HIGHLIGHTS
Quarter ended September 30, 2013
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                            $   317.8
  Net assets                                                      $   210.1
  Net asset value per share                                       $   14.10
  Credit Facility (cost $99.6)                                    $    99.6

Yield on debt investments at quarter-end                                8.1%

                                                            Year    Quarter
Operating Results:                                         Ended     Ended
                                                         --------- ---------
  Net investment income                                  $    10.5 $     3.6
  GAAP net investment income per share                   $    1.10 $    0.25
  Capital gain incentive fee accrued but not paid per
   share                                                 $    0.04 $    0.03
  Credit Facility amendment costs per share              $    0.04 $       -
  Core net investment income per share (1)               $    1.18 $    0.28
  Distributions declared per share                       $    1.03 $    0.26

Portfolio Activity:
  Purchases of investments                               $   316.5 $   118.2
  Sales and repayments of investments                    $   174.9 $    54.3

  Number of new portfolio companies invested                    75        21
  Number of existing portfolio companies invested               19         8
  Number of portfolio companies                                 83        83

(1) Core net investment income is a non-GAAP financial measure. The Company believes that core net investment income provides useful information to investors and management because it reflects the Company's financial performance excluding both the charges related to incentive fee on net unrealized gains accrued under GAAP but not payable unless such net unrealized gains are realized and the costs associated with amending our senior secured revolving credit facility, or the Credit Facility. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 15, 2013

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, November 15, 2013 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 455-2263 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2402. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through November 29, 2013 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #3925892.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2013, our portfolio totaled $317.8 million and consisted of $281.0 million of senior secured loans, $27.5 million of second lien secured debt and $9.3 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 92% variable-rate investments (including 89% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 8% fixed-rate investments. Overall, the portfolio had unrealized depreciation of $1.5 million. Our overall portfolio consisted of 83 companies with an average investment size of $3.8 million, had a weighted average yield on debt investments of 8.1%, and was invested 88% in senior secured loans, 9% in second lien secured debt and 3% in subordinated debt, preferred and common equity investments.

As of September 30, 2012, our portfolio totaled $171.8 million and consisted of $150.2 million of senior secured loans, $12.0 million of second lien secured debt and $9.6 million of subordinated debt, preferred and common equity investments. Our debt portfolio consisted of 85% variable-rate investments (including 81% with a LIBOR or prime floor) and 15% fixed-rate investments. Overall, the portfolio had net unrealized appreciation of $0.3 million. Our overall portfolio consisted of 61 companies with an average investment size of $2.8 million, had a weighted average yield on debt investments of 8.6%, and was invested 87% in senior secured loans, 7% in second lien secured debt and 6% in subordinated debt, preferred and common equity investments.

For the three months ended September 30, 2013, we invested $118.2 million in 21 new and eight existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments totaled $54.3 million for the same period. This compares to the three months ended September 30, 2012, in which we invested $28.8 million in 11 new and three existing portfolio companies with a weighted average yield on debt investments of 8.4%. Sales and repayment of investments totaled $14.5 million for the same period.

For the fiscal year ended September 30, 2013, we invested $316.5 million in 75 new and 19 existing portfolio companies with a weighted average yield on debt investments of 7.9%. Sales and repayments of investments totaled $174.9 million for the same period. This compares to the fiscal year ended September 30, 2012, in which we invested $128.7 million in 47 new and seven existing portfolio companies with a weighted average yield on debt investments of 8.9%. Sales and repayments of investments totaled $71.3 million for the same period.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal years ended September 30, 2013 and 2012.

Investment Income

Investment income for the three months ended September 30, 2013 and 2012 was $6.1 million and $3.5 million, respectively, and was attributable to $5.2 million and $2.9 million from senior secured loans, $0.6 million and $0.2 million from second lien secured debt investments and $0.3 million and $0.4 million from subordinated debt investments, respectively.

Investment income for the years ended September 30, 2013 and 2012 was $18.9 million and $12.1 million, respectively, and was attributable to $16.0 million and $9.9 million from senior secured loans, $1.6 million and $1.0 million from second lien secured debt investments and $1.3 million and $1.2 million from subordinated debt investments, respectively. The increase in investment income over the prior year is primarily the result of deploying our proceeds from our equity offerings and increased borrowings under our Credit Facility.

Expenses

Expenses for the three months ended September 30, 2013 and 2012 totaled $2.5 million and $1.9 million, respectively. Base management fee for the same periods totaled $0.7 million and $0.4 million, incentive fee totaled $0.9 million and $0.5 million, Credit Facility expenses totaled $0.4 million and $0.5 million, general and administrative expenses totaled $0.4 million and $0.5 million and excise taxes were less than $0.1 million, respectively.

Expenses for the years ended September 30, 2013 and 2012 totaled $8.3 million and $5.8 million, respectively. Base management fee for the same periods totaled $2.2 million and $1.5 million, incentive fee totaled $1.9 million and $0.6 million, Credit Facility expenses totaled $2.3 million and $1.8 million (including $0.4 million and $0.3 million, respectively, of Credit Facility amendment expenses), general and administrative expenses totaled $1.8 million and $1.9 million and excise taxes were $0.1 million, respectively. The increase in management fee, incentive fee and Credit Facility expenses was due to the growth of our portfolio and expanding our borrowing capacity under our Credit Facility.

Net Investment Income

Net investment income totaled $3.6 million and $1.5 million, or $0.25 and $0.23 per share, for the three months ended September 30, 2013 and 2012, respectively. Core net investment income, a non-GAAP financial measure, totaled $4.0 million and $1.8 million, or $0.28 and $0.27 per share, for the three months ended September 30, 2013 and 2012, respectively.

Net investment income totaled $10.5 million and $6.3 million, or $1.10 and $0.92 per share, for the years ended September 30, 2013 and 2012, respectively. Core net investment income, a non-GAAP financial measure, totaled $11.3 million and $6.6 million, or $1.18 and $0.96 per share, for the same periods. The increase in net investment income was due to a larger portfolio and weighted average yield decreasing year over year offset by higher Credit Facility expenses and management and incentive fees.

Net Realized Gains or Losses

Sales and repayments of investments for the three months ended September 30, 2013 and 2012 totaled $54.3 million and $14.5 million, respectively. Net realized gains totaled $0.4 million and $0.3 million for the same periods, respectively.

Sales and repayments of investments for the years ended September 30, 2013 and 2012 totaled $174.9 million and $71.3 million, respectively. Net realized gains totaled $3.6 million and $0.9 million, respectively. The increase in realized gains was driven by a higher volume of sales from shorter-term investment opportunities and early repayments of our investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended September 30, 2013 and 2012, we reported unrealized appreciation on investments of $1.5 million and $2.0 million, respectively. Net change in unrealized appreciation on our Credit Facility totaled zero and $0.1 million, respectively, for the same periods.

For the years ended September 30, 2013 and 2012, we reported unrealized (depreciation) appreciation on investments of $(1.7) million and $4.4 million, respectively. As of September 30, 2013 and 2012, net unrealized (depreciation) appreciation on investments totaled $(1.5) million and $0.3 million, respectively. The decrease in unrealized appreciation for current periods compared to prior periods was the result of the reversal of unrealized gains upon exiting our investments and changes in market values.

For the years ended September 30, 2013 and 2012, our long-term Credit Facility had a change in unrealized (appreciation) depreciation of $(0.4) million and $0.4 million, respectively. As of September 30, 2013 and 2012, net unrealized depreciation on our long-term Credit Facility totaled zero and $0.4 million, respectively. The change in unrealized appreciation for current periods compared to prior periods was the result of changes in the leveraged credit markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $5.4 million and $3.9 million, or $0.39 and $0.58 per share, for the three months ended September 30, 2013 and 2012, respectively.

Net change in net assets resulting from operations totaled $12.0 million and $12.0 million, or $1.25 and $1.75 per share, for the fiscal years ended September 30, 2013 and 2012, respectively. We continue to find both long-term and short-term investment opportunities to grow net assets from operations.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

In March 2013, we completed a follow-on public offering of 3,450,000 shares of common stock at a public offering price of $14.00 per share for gross proceeds of $48.3 million and net proceeds of $47.9 million after offering expenses. Our Investment Adviser paid the entire sales load of $1.4 million in connection with this offering. In July 2013, we completed a follow-on public offering of 4,588,700 shares of common stock at a public offering price of $14.20 per share for gross proceeds of $65.1 million and net proceeds of $64.4 million after offering expenses. Our Investment Adviser paid a portion of the sales load, which totaled $1.5 million, in connection with this offering.

As of September 30, 2013, PennantPark Floating Rate Funding I, LLC's, or Funding I, Credit Facility with SunTrust Bank, or the Lender, was $125 million, subject to satisfaction of certain conditions and the regulatory restrictions that the Investment Company Act of 1940 imposes on us as a business development company, had an interest rate spread above LIBOR of 200 basis points, a maturity date of May 2018 and a revolving period that ends in May 2016. As of September 30, 2013 and September 30, 2012, Funding I had $99.6 million and $75.5 million of outstanding borrowings under the Credit Facility, respectively, and carried an interest rate of 2.18% and 2.47%, respectively, excluding the 0.375% undrawn commitment fee.

Our operating activities used cash of $124.4 million for the year ended September 30, 2013, and our financing activities provided cash of $125.1 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from public offerings and net draws under the Credit Facility.

Our operating activities used cash of $47.8 million for the year ended September 30, 2012, and our financing activities provided cash of $44.7 million for the same period. Our operating activities used cash primarily for net investing that was provided from net draws under the Credit Facility.

DISTRIBUTIONS

During the three months ended September 30, 2013 and 2012, we declared distributions of $0.26 and $0.24 per share, respectively, for total distributions of $3.9 million and $1.6 million, respectively. During the years ended September 30, 2013 and 2012, we declared distributions of $1.03 and $0.91 per share, respectively, for total distributions of $10.0 million and $6.2 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of all distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

RECENT DEVELOPMENTS

The Company, through Funding I, increased the size of its revolving Credit Facility from $125 million to $200 million. All other terms remained unchanged.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-K filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                             September 30,   September 30,
                                                  2013            2012
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments, at fair value (cost -
   $319,283,468 and $171,578,009,
   respectively)                             $  317,803,894  $  171,834,400
Cash equivalents                                  4,578,249       3,845,803
Interest receivable                               2,140,802       1,388,867
Receivable for investments sold                   3,659,185         986,278
Prepaid expenses and other assets                   619,737         311,313
                                             --------------  --------------
      Total assets                              328,801,867     178,366,661
                                             --------------  --------------
Liabilities
Distributions payable                             1,303,580         548,053
Payable for investments purchased                14,021,588       3,357,500
Unfunded investments                                934,555               -
Credit Facility payable (cost - $99,600,000
 and $75,500,000, respectively)                  99,600,000      75,122,500
Interest payable on Credit Facility                 189,934         161,550
Management fee payable                              731,635         424,747
Performance-based incentive fee payable           1,164,090         506,314
Accrued other expenses                              790,091         447,120
Accrued sales load charges                                -       2,055,000
                                             --------------  --------------
      Total liabilities                         118,735,473      82,622,784
                                             --------------  --------------
Net Assets
Common stock, 14,898,056 and 6,850,667
 shares issued and outstanding,
 respectively.
  Par value $0.001 per share and 100,000,000
   shares authorized.                                14,898           6,851
Paid-in capital in excess of par value          207,481,368      95,192,222
Undistributed (Distributions in excess of)
 net investment income                              474,766      (1,313,000)
Accumulated net realized gain on investments      3,574,936       1,223,913
Net unrealized (depreciation) appreciation
 on investments                                  (1,479,574)        256,391
Net unrealized depreciation on Credit
 Facility                                                 -         377,500
                                             --------------  --------------
      Total net assets                       $  210,066,394  $   95,743,877
                                             --------------  --------------
      Total liabilities and net assets       $  328,801,867  $  178,366,661
                                             --------------  --------------
Net asset value per share                    $        14.10  $        13.98
                                             ==============  ==============

            PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Year Ended      Year Ended
                                               September 30,   September 30,
                                                   2013            2012
                                              --------------  --------------
Investment income:
From non-controlled, non-affiliated
 investments:
    Interest                                  $   17,635,914  $   11,856,483
    Other income                                   1,231,654         242,065
                                              --------------  --------------
    Total investment income                       18,867,568      12,098,548
                                              --------------  --------------
Expenses:
    Base management fee                            2,196,038       1,494,616
    Performance-based incentive fee                1,891,302         564,540
    Interest and expenses on the Credit
     Facility                                      1,853,958       1,482,339
    Administrative services expenses                 864,561         583,613
    Other general and administrative expenses        988,541       1,310,084
                                              --------------  --------------
    Expenses before excise tax expense and
     amendment costs                               7,794,400       5,435,192
    Excise tax                                       122,897          42,027
    Credit Facility issuance and amendment
     costs                                           426,924         311,648
                                              --------------  --------------
    Total expenses                                 8,344,221       5,788,867
                                              --------------  --------------
    Net investment income                         10,523,347       6,309,681
                                              --------------  --------------
Realized and unrealized gain (loss) on
 investments and Credit Facility:
Net realized gain on non-controlled, non-
 affiliated investments                            3,574,936         911,925
Net change in unrealized (depreciation)
 appreciation on:
    Non-controlled, non-affiliated
     investments                                  (1,735,965)      4,361,772
    Credit Facility (appreciation)
     depreciation                                   (377,500)        377,500
                                              --------------  --------------
    Net change in unrealized (depreciation)
     appreciation on investments and Credit
     Facility                                     (2,113,465)      4,739,272
                                              --------------  --------------
Net realized and unrealized gain (loss) from
 investments and Credit Facility                   1,461,471       5,651,197
                                              --------------  --------------
Net increase (decrease) in net assets
 resulting from operations                    $   11,984,818  $   11,960,878
                                              ==============  ==============
Net increase (decrease) in net assets
 resulting from operations per basic and
 diluted common share                         $         1.25  $         1.75
                                              --------------  --------------
Net investment income per common share        $         1.10  $         0.92
                                              --------------  --------------

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com